FORM OF ISO

                                    PSC INC.

                          OPTION AGREEMENT PURSUANT TO
                             1994 STOCK OPTION PLAN

                            (Incentive Stock Option)

     OPTION  AGREEMENT,  executed in duplicate  as of the ____ day  of_________,
199_,   between  PSC  INC.,  a  New  York  corporation   (the  "Company"),   and
_______________, an employee of the Company (the "Optionee").

     In accordance with the provisions of the 1994 Stock Option Plan of the Company (the "Plan"), the Compensation Committee of the Board of Directors of the Company has authorized the execution and delivery of this Agreement on the terms and conditions herein set forth.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

     1. Grant of Option. Subject to all the terms and conditions of the Plan and this Agreement, the Company has granted to the Optionee on ___________, 199_ (the "Date of Grant") an Incentive Stock Option ("ISO") to purchase _______ common shares of the Company (such number being subject to adjustment as provided in Section 8), $.01 par value, on the terms and conditions herein set forth.

     2. Purchase Price. The purchase price per common share covered by this ISO shall be $_____.

     3. Exercise. This ISO may be exercised as follows:

     This ISO may not be exercised after the expiration of _____ years from the Date of Grant.

     4. Method of Exercising Option. The Optionee may exercise the ISO granted to Optionee by giving written notice to the Company which shall state the election to exercise the ISO and the number of shares with respect to which the ISO is being exercised. The written notice shall be signed by the person exercising the ISO, shall be delivered to the Company at its principal executive office, and shall be accompanied by payment equal to the full purchase price for the shares which are exercised. The purchase price of each share purchased upon exercise of a ISO shall be paid in full (a) in cash at the time of exercise, (b) with common shares of the Company owned by the Optionee, (c) by delivering to the Company (i) irrevocable instructions to deliver the stock certificates representing the shares for which the ISO is being exercised, directly to a broker, and (ii) instructions to the broker to sell such shares and promptly deliver to the Company the portion of the proceeds equal to the total purchase price, or (d) in any combination thereof. For purposes of making payment in common shares of the Company, such shares shall be valued at their fair market value (as defined in the Plan) on the date of exercise of the ISO and shall have been held by the Optionee for a period of at least six (6) months. Such notice shall be given on the form attached hereto and designated as Exhibit A. In the event the ISO shall be exercised pursuant to Section 6(b) hereof by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the ISO.

     5. Non-Transferability of Option Rights. This ISO shall not be transferable by the Optionee except by will or by the laws of descent and distribution. During the life of the Optionee, the ISO shall be exercisable only by Optionee. More particularly (but without limiting the generality of the foregoing), the ISO may not be assigned, transferred (except as provided above), pledged, or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the ISO contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the ISO, shall be null and void and without effect.

     6. Termination of Employment or Death (a) If the employment of Optionee shall terminate for cause, this ISO shall cease to be exercisable on the date of such termination.

     (b) If Optionee's employment shall terminate performance of services for the Company because of death or Disability (as defined in the Plan), or if Optionee shall die after termination of employment but while Optionee could have exercised this ISO, this ISO may be exercised, to the extent that the Optionee was entitled to do so at the date of termination of employment, at any time, or from time to time, within one year after the date of death or termination of employment because of Disability, but in no event later than the expiration date specified pursuant to Section 3. In the case of death, exercise may be made by the Optionee's Designated Beneficiary (as defined in the Plan).

     (c) If Optionee's employment for the Company shall terminate for any reason other than cause, death or Disability, Optionee must exercise this ISO, to the extent Optionee was entitled to do so at the date of termination of employment, at any time, or from time to time, within three months after the date of termination of employment, but in no event later than the expiration date specified pursuant to Section 3.

     7. General Restriction. This ISO shall be subject to the requirement that if at any time the Board of Directors in its discretion shall determine that the listing, registration or qualification of the shares subject to such ISO on any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such ISO or the issuance or purchase of shares thereunder, such ISO may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

     8. ISO Adjustments. In the event of a stock dividend, stock split or other change in corporate structure or capitalization affecting the common shares or any other transaction (including, without limitation, an extraordinary cash dividend) which, in the determination of the Compensation Committee (the "Committee") of the Board of Directors, affects the common shares such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee shall equitably adjust any or all of (i) the number and kind of shares subject to this ISO, and
(ii) the purchase price with respect to the foregoing, provided that the number of shares subject to this ISO shall always be a whole number. In the event of any tender offer or exchange offer (other than an offer by the Company) for the Company's common shares, or a dissolution or liquidation of the Company, or a merger or consolidation or similar transaction in which the Company is not the surviving company, or a sale, exchange or other disposition of all or substantially all of the Company assets, or a "change in control" of the Company (as defined in the Plan), the Committee, in its sole discretion, may make such substitution or adjustment in the number and purchase price of shares subject to this ISO as it may determine, make this ISO fully exercisable, or amend or terminate this ISO upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of this ISO, shall require payment or other consideration which the Committee deems equitable in the circumstances).

     9. Amendment to this Option Agreement. The Committee may modify or amend this ISO if it determines, in its sole discretion, that amendment is necessary or advisable in the light of any addition to or change in the Internal Revenue Code or in the regulations issued thereunder, or any federal or state securities laws or other law or regulation, which change occurs after the date of grant of this ISO and by its terms applies to this ISO. No amendment of this ISO, however, may, without the consent of the Optionee, make any changes which would adversely effect the rights of such Optionee.

     10. Disqualifying Disposition. In the event that Optionee shall sell or transfer any common shares acquired upon the exercise of the ISO prior to the later of (a) two (2) years from the Date of Grant or (b) one (1) year from the date of exercise of this ISO, Optionee agrees to so advise the Company immediately and to promptly pay to the Company the amount of any Federal, State of Local taxes that may be required.

     11. Right of Employment. Nothing contained herein shall confer upon the Optionee any right to be continued in the employment of the Company or interfere in any way with the right of the Company to terminate his employment at any time for any cause.

     12. Definitions. Any terms or provisions used herien which are defined in Sections 421, 422 or 425 of the Internal Revenue Code of 1986, as amended, or the regulations thereunder or corresponding provisions of subsequent laws and regulations in effect at the time these ISOs are granted have the meanings as therein defined.

     13. Notices. Notices hereunder shall be in writing and if to the Company shall be delivered personally to the Secretary of the Company or mailed to its principal office, 675 Basket Road, Webster, New York 14580, addressed to the attention of the Secretary and, if to the Optionee, shall be delivered personally or mailed to the Optionee at his address as the same appears on the records of the Company.

     14. Interpretations of this Agreement. All decisions and interpretations made by the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive on the Company and the Optionee. The ISO granted hereunder, and the stock which may be issued upon exercise thereof, are subject to the provisions of the Plan. In the event there is any inconsistency between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall govern.

     15. Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent provided in Section 6, to the personal representatives, legatees and heirs of the Optionee.


     IN WITNESS WHEREOF, the Company has caused this Incentive Stock Option Agreement to be executed on the day and year first above written.

                                    PSC INC.


                        By: ___________________________
                            L. Michael Hone
                       Its: President and Chief Executive
                            Officer

ATTEST:


_______________________________
Martin S. Weingarten, Secretary

                                   ACCEPTANCE


     I, __________________, hereby certify that I have read and fully understand the foregoing Stock Option Agreement. I acknowledge that I have been apprised that it is the intent of the Company that Optionees obtain and retain an equity interest in the Company. I hereby execute this Agreement to indicate my acceptance of this Incentive Stock Option and my intent to comply with the terms thereof.

                                 ______________________________
                                 Optionee


                                 ______________________________
                                 Street Address


                                 ______________________________
                                 City        State     Zip Code

                                   EXHIBIT A

                                              _________________, 19__

PSC Inc.
675 Basket Road
Webster, New York  14580

Attention:  Secretary

Dear Sir:

     This is to notify you that I hereby elect to exercise my option rights to _______________ common shares of PSC Inc. (the "Company") granted under the Option Agreement (the "Agreement"), dated ____________________ 19__, issued to me pursuant to the 1994 Stock Option Plan (the "Plan"). The purchase price pursuant to such Agreement, as adjusted, is $____________ per share or $__________ in the aggregate.

     In payment of the full purchase price, I enclose (please complete as appropriate):

     (a) my check in the sum of $__________

     (b) __________ common shares of the Company owned by me free of any liens or encumbrances and having a fair market value of $_________

     (c) an authorization letter which gives irrevocable instructions to the Company to deliver the stock certificates representing the shares or which the option is being exercised directly to _______________________ (name and address of broker) Together with a copy of the instructions to _______________ (name of broker) to sell such shares and promptly deliver to the Company the portion ofhe proceeds equal to the total purchase price and withholding taxes due, if any.

                                             Very truly yours,


                                             ________________________
                                             Optionee's Signature